Exhibit 99.1

FOR IMMEDIATE RELEASE
---------------------

CONTACT:
Investor Relations
Gerri Vance
208-457-9409 ext. 1221


                 LIFESTREAM TECHNOLOGIES SIGNS AGREEMENT TO SELL
                       INTELLECTUAL PROPERTY TO LIFENEXUS

LIFESTREAM SEES A BRIGHT FUTURE FOR PERSONAL HEALTH CARD.

POST FALLS, IDAHO--FEBRUARY 8, 2005-- Lifestream Technologies, Inc. (OTCBB:LFTC), a leading supplier of cholesterol monitors, announced today that it has assigned the intellectual property of its subsidiary, Secured Interactive Technologies, to LifeNexus, Inc.

"We are pleased to have this opportunity to receive a benefit from the transfer of our smart card technology since our current resources are being focused on our core business," stated Christopher Maus, Lifestream's CEO. "This technology, which has no material value to the Company, has not been commercialized as market conditions were not conducive to support the costs related to an effective rollout. With national attention focused on revamping the healthcare information system, we believe this sale provides the most favorable opportunity for Lifestream and its shareholders. LifeNexus has proposed an innovative approach, a portable medical record in concert with powerful healthcare financial services, to create a viable opportunity for commercializing this technology. We look forward to profiting from its success."

"I look forward to working directly with LifeNexus to make this proposition successful. It brings considerable value to consumers as it is a universal solution for the portability of medical records," said Maus.

LifeNexus, Inc., is a recently organized, privately-held company focused on the development and marketing of personal healthcare on a smart card platform incorporating emergency medical information, emergency medical insurance, accidental life and other financial products.

Lifestream has entered into an agreement whereby, upon completion of LifeNexus' financing, Lifestream will receive a 49% equity position in LifeNexus and rights to the technology will transfer to LifeNexus. Maus is required by LifeNexus to facilitate the early phase of product development and it has, therefore, entered into an independent agreement wherein Maus will receive compensation as a member of the board of directors of LifeNexus. No changes are foreseen in his responsibilities at Lifestream.

ABOUT LIFESTREAM TECHNOLOGIES
The Company developed and currently markets a line of cholesterol monitors to consumers and healthcare professionals that provide test results in three minutes.

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The Company's product line aids the health conscious consumer in monitoring their risk of heart disease. By regularly testing cholesterol at home, individuals can monitor the benefits of their diet, exercise and/or drug therapy programs. Monitoring these benefits can support the physician and the individual's efforts to improve compliance. Lifestream's products also integrate a smart card reader further supporting compliance by storing test results on an individual's personal health card for future retrieval, trend analysis and assessment.

Lifestream's monitors are affordable, hand-held devices that provide users with accurate results in less than three minutes. The product line has been designed to accommodate The Data Concern(TM) Personal Health Card(R) allowing multiple users the ability to store their personal results. Lifestream's products are now available in pharmacy and retail outlets nationwide. To find retailers that carry Lifestream's products, go to "Store Locator" on www.knowitforlife.com or contact Customer Care at 888-954-LIFE. For Company information, visit www.lifestreamtech.com.


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This news release includes certain forward-looking statements within the meaning of the safe harbor protections of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
Such forward-looking statements include, but are not limited to, statements regarding our current business plans, strategies and objectives that involve risks and uncertainties, and in particular statements referring to our expectations for increased market penetration and improved gross margins from our recently introduced second generation consumer monitors and statements regarding our expectations that we can obtain necessary additional financing and investment. These forward-looking statements involve risks and uncertainties that could cause actual results to differ from anticipated results. The forward-looking statements are based on our current expectations and what we believe are reasonable assumptions given our knowledge of the relevant markets; however, our actual performance, results and achievements could differ materially from those expressed in, or implied by, these forward-looking statements. Factors, within and beyond our control, that could cause or contribute to such differences include, among others, the following: the success of our capital-raising and cost-cutting efforts, developing and marketing relatively new medical diagnostic devices, including technological advancements and innovations; consumer receptivity and preferences; availability, affordability and coverage terms of private and public medical insurance; political and regulatory environments and general economic and business conditions; the effects of our competition; the success of our operating, marketing and growth initiatives; development and operating costs; the amount and effectiveness of our advertising and promotional efforts; brand awareness; the existence of adverse publicity; changes in business strategies or development plans; quality and experience of our management; availability, terms and deployment of capital; labor and employee benefit costs; as well as those factors discussed in our most recent Registration Statement on Form SB-2 filed January 12, 2005, and in "Item 1 - Business," "Item 6 - Management's Discussion and Analysis or Plan of Operation," particularly the discussion under "Risk Factors - Substantial Doubt regarding our Ability to Continue as a Going
Concern" and elsewhere in our most recent Annual Report on Form 10-KSB for our fiscal year ended June 30, 2004, both filed with the United States Securities and Exchange Commission. Readers are urged to carefully review and consider the various disclosures made by us in this report, in the aforementioned Form SB-2 and Form 10-KSB, and those detailed from time to time in our other reports and filings with the United States Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that are likely to affect our business.